                                                                      Exhibit 23

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Numbers 33-06335, 33-18381, 33-25575, 33-33695, and 33-37623 (Microsoft Corporation 1981
Stock Option Plan), 33-44302, 33-51583, and 333-06298 (Microsoft Corporation 1991 Stock Option Plan), 33-37622 (Microsoft Corporation 1991 Employee Stock Purchase Plan), 33-10732 (Microsoft Corporation Savings Plus Plan), 33-36498 (Microsoft Corporation Stock Option Plan for Non-Employee Directors), 33-45617 (Microsoft Corporation Stock Option Plan for Consultants and Advisors), 333-16665 (Microsoft Corporation 1997 Employee Stock Purchase Plan), 333-61729 (Microsoft Corporation 1998 Special Stock Award Program), 333-75243 (Microsoft Corporation Savings Plus 401(k) Plan), 333-91755 (Microsoft Corporation 1999 Stock Option Plan for Non-Employee Directors), 33-06298, 333-52852 (Microsoft Corporation 2001 Stock Plan) of Microsoft Corporation on Forms S-8 and 33-29823, 33-34794, 33-36347, 33-46958, 33-49496, 33-56039, 33-57277, 33-57899, 33-58867,
33-62725, 33-63471, 33-64870, 333-00857, 333-01177, 333-02759, 333-05961,
333-8081, 333-12441, 333-17143, 333-18055, 333-18195, 333-23621, 333-31803,
333-37841, 333-41387, 333-43449, 333-45989, 333-52377, 333-61507, 333-65813,
333-69027, 333-75389, 333-79461, 333-89793 333-94499, 333-38694, 333-40998,
333-47814, 333-53378, and 333-60782 of Microsoft Corporation on Forms S-3, and 333-26411, 333-90119, and 333-54810 of Microsoft Corporation on Forms S-4 of our report dated July 18, 2002 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities, and Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets) appearing in this Annual Report on Form 10-K of Microsoft Corporation for the year ended June 30, 2002.




/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
Seattle, Washington
September 5, 2002